Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES HIRING OF FORMER 3M EXECUTIVE JOHN MILLER

AS EXECUTIVE VICE PRESIDENT OF OPERATIONS

SHERMAN OAKS, Calif., April 2, 2015 -- Signature Group Holdings, Inc. (OTCQX: SGRH) (“Signature” or the “Company”) today announced the appointment of Mr. John Miller to the newly created position of Executive Vice President of Operations.

Craig T. Bouchard, Chairman and CEO of Signature, stated, “John is a superb technologist and a leading Six Sigma expert. He will have responsibility for integrating the Real Alloy acquisition into the Signature family.  His expertise in Six Sigma, Lean Management, and the industrial arena will enable Signature and Real Alloy to build on the existing strengths of the Real Alloy business.  We believe these efforts will establish the groundwork for improvements in the business operations of Real Alloy, and establish a roadmap for future acquisitions and integrations by the Company.”

Mr. Miller comes to Signature after serving 28 years at 3M, the majority of which was spent in 3M’s industrial businesses. Mr. Miller was the global technical director for the Industrial Adhesives and Tapes Division, 3M’s largest business unit, and was responsible for leveraging the innovation capabilities of 3M to drive profitable sales growth through new product development and commercialization on a global basis.  His organization was also responsible for driving growth through direct customer interactions via technical sales and technical service support; for expanding the division’s global technical footprint and fostering local country innovation; and for working with acquisition targets through due diligence and integration.  Mr. Miller also provided leadership for several laboratories that were part of businesses acquired by the division.

Among his other roles, Mr. Miller served as the global technical director for 3M’s Office Supplies Division (the home of Post-It® Notes) and was a Design for Six Sigma Master Black Belt as part of 3M’s Six Sigma initiative, which focuses on a set of techniques and tools for process improvement.

Mr. Miller holds bachelor’s degrees in Chemical Engineering and in Chemistry from the University of Minnesota, as well as a Ph.D. in Chemical Engineering with a specialization in polymer science from the University of Wisconsin-Madison.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and its subsidiaries’ expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com